Exhibit 32
May 12, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
          The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of Delta Air Lines, Inc. (“Delta”) for the quarterly period ended March 31, 2006 (the “Report”).
          Each of the undersigned, the Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:
1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.

/s/ Gerald Grinstein

Name: Gerald Grinstein
Chief Executive Officer

/s/ Edward H. Bastian

Name: Edward H. Bastian
Executive Vice President and
Chief Financial Officer